Auth ID: SUL101901	FS-2700-23 (v. 10/09)
Contact ID: SUL1019	OMB No. 0596·0082
Use Code: 161

U.S. DEPARTMENT OF AGRICULTURE
FOREST SERVICE
AMENDMENT
FOR

SPECIAL-USE AUTHORIZATION

Amendment#: 4

This amendment is attached to and made a part of the Term special use authorization for winter recreation resort issued to WINTER PARK RECREATIONAL ASSOC on 12/09/1983 which is hereby amended as follows:

Expiration date of authorization is 12/31/2015.

City and County of Denver through the Winter Park Recreational Association as Agent
Holder	Authorized Office
By: /s/ William E. Mosher	/s/ Glenn P. Casamassa
Holder Name: William E. Mosher	Title Forest Supervisor
Its: President	Glenn P. Casamassa
Date March 26, 2013	Date 4-12-13

According to the Paperwork Reduction Act of 1995, an agency may not conduct or sponsor, and a person is not required to respond to a collection of information unless it displays a valid OMB control number. The valid OMB control number for this information collection is 0596-0082. The time required to complete this information collection is estimated to average one (1) hour per response, including the time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of Information.

The U.S. Department of Agriculture (USDA) prohibits discrimination in all its programs and activities on the basis of race, color, national origin, age, disability, and where applicable, sex, marital status, familial status, parental status, religion, sexual orientation, genetic information, political beliefs, reprisal, or because all or part of an individual’s income is derived from any public assistance. (Not all prohibited bases apply to all programs.) Persons with disabilities who require alternative means for communication of program information (Braille, large print, audiotape, etc.) should contact USDA’s TARGET Center at 202-720-2600 (voice and TDD).

To file a complaint of discrimination, write USDA, Director, Office of Civil Rights, 1400 Independence Avenue, SW, Washington, DC 20250-9410 or call toll free (866) 632-9992 (voice). TDD users can contact USDA through local relay or the Federal relay at (800) 877-8339 (TDD) or (866) 377-8642 (relay voice). USDA Is an equal opportunity provider and employer.

The Privacy Act of 1974 (5 U.S.C. 552a) and the Freedom of Information Act (5 U.S.C. 552) govern the confidentiality to be provided for Information received by the Forest Service.